Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statement of HealthLynked Corporation on Form S-8 (File no. 333-218175) of our report dated March 31, 2021 with respect to the consolidated financial statements of HealthLynked Corporation as of December 31, 2020 and 2019 included in this Amendment No. 1 to Annual Report on Form 10-K.

/s/ RBSM LLP

New York, NY

April 20, 2021